UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 10, 2015

Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    In a press release dated February 10, 2015, we announced that on February 10, 2015, at a regularly scheduled meeting of the Board of Directors (the “Board”) of Aflac Incorporated (the “Company”), the Board filled a vacancy by appointing Thomas J. Kenny to the Board, effective immediately. Mr. Kenny’s term will expire at the Company’s Annual Meeting of Shareholders in 2015. The Board has also appointed Mr. Kenny to serve on the Investment and Investment Risk Committee of the Board.

Mr. Kenny will receive compensation and be eligible to participate in applicable plans as a non-employee director in accordance with the Company’s non-employee director compensation plans and practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 20, 2014.

Effective February 9, 2015, the Company terminated a consulting agreement that it entered into with Mr. Kenny on April 19, 2012, pursuant to which Mr. Kenny provided certain consulting services to the Investment and Investment Risk Committee of the Board. Prior to April 19, 2014, Mr. Kenny’s fee was $150,000 per year for his consulting services, and after April 19, 2014, in exchange for additional consulting services, Mr. Kenny’s fee was raised to $240,000 per year.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
99.1 - Press release of Aflac Incorporated dated February 10, 2015

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

February 10, 2015	/s/ June Howard

(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX:
99.1 - Press release of Aflac Incorporated dated February 10, 2015